Exhibit 2(d)
UBSCRIPTION AGREEMENT for Corporate Capital Trust, Inc. (referred to herein as the “Company” or “CCT”) one Investment (select one) CNL Client Services Toll-Free (866) 650-0650 Fax (877) 694-1116 Brokerage Investment Advisory and Other Net of Commission Investment Subscription Amount $ Subscription Amount $ Net of Commission Purchase* *By a Financial Advisor on his/her own behalf. Wrap Fee Agreement at your Broker/Dealer** **Not all broker-dealers are eligible for advisory business; please confirm with the Managing Dealer. Registered Investment Adviser For delivery and wire instructions, please see Section Seven. two Investor Information (please print) Name of Investor/Trustee Social Security or Tax ID Number Name of Co-Investor/Trustee (if applicable) Social Security or Tax ID Number Street Address (required) Email Address City State Zip Code Daytime Phone Number Evening Phone Number Optional Mailing Address City State Zip Code Citizenship (select one) U.S. citizen Resident Alien U.S. citizen residing outside the U.S. Country: Custodian Information (if applicable) Name Tax ID Number Address Custodian/Brokerage Acct. Number City State Zip Code Rev 6-12-13 Page 1 of 4

three Form of Ownership (select one) The information provided in Section Three must be compliant with IRS Form W-9 and related instructions. Please refer to www.IRS.gov for Form W-9 Non-Qualified Account ($5,000 minimum investment): Single Owner Individual Individual with Transfer on Death* Multiple Owners Joint Tenants with Right of Survivorship Joint Tenants with Transfer on Death* Community Property *Requires Transfer on Death form that can be found at www.CorporateCapitalTrust.com. Trust Taxable Trust Tax Exempt Trust Name of Trust Tax ID Number Minor Account Uniform Gift to Minors Act Uniform Transfers to Minors Act State of DOB of Minor Qualified Plan Account ($4,000 minimum investment): Traditional IRA ROTH IRA SEP/IRA Rollover IRA Beneficial IRA* *Beneficial IRA Decedent Name Other Account ($5,000 minimum investment): C Corporation Pension Plan S Corporation Profit Sharing Plan Non-Profit Organization Disregarded Entity Partnership Other Name of Corporation/Plan Name/Disregarded Entity/Other Tax ID Number four Distribution Instructions (select one) Reinvest in Corporate Capital Trust, Inc. shares (Refer to the prospectus for the terms of the Distribution Reinvestment Plan.) Mail a check to Investor/Trustee address entered in Section Two (Cash distributions for custodial and brokerage accounts will be sent to the custodian of record.) Mail a check to Brokerage Account or Other: Name of Financial Institution FBO Account Number Address City State Zip Code Completeforelectronicdepositof distributions. *Attacha voided check orinstructionsfromyour FinancialInstitution. (ADepositTicketdoesnotcontain the required ACH information.) Electronically deposit* to: Checking Savings Brokerage Account Name of Financial Institution ABA Routing Number Account Number CCT is authorized to deposit distributions to the checking, savings or brokerage account indicated above. This authority will remain in force until CCT is notified otherwise in writing. If CCT erroneously deposits funds into the account, CCT is authorized to debit the account for an amount not to exceed the amount of the erroneous deposit. Page 2 of 4 Rev 6-12-13 Name of Investor/Trustee SSN/TIN

five Subscriber Signatures In order to induce Corporate Capital Trust, Inc. to accept this subscription, I hereby represent and warrant as follows: A power of attorney may not be granted to any person to make such representations on behalf of investor(s). Only fiduciaries such as trustees, guardians, conservators, custodians and personal representatives may make such representations on behalf of investor(s). Each investor must initial each representation a) I have received the prospectus (as amended or supplemented) for Corporate Capital Trust, Inc. at least five business days prior to the date hereof. b) I am either purchasing the shares for my own account, or if I am purchasing shares on behalf of a trust or other entity of which I am a trustee or authorized agent, I have due authority to execute this subscription agreement and do hereby legally bind the trust or other entity of which I am trustee or authorized agent. c) I have (i) a net worth of at least $250,000 or (ii) a net worth of at least $70,000 and a gross annual income of at least $70,000. (Net worth does not include home, furnishings and personal automobiles) d) If applicable, I also meet the additional suitability requirements imposed by my state of primary residence as set forth in the prospects (as amended or supplemented as of the date hereof) under the sections described in the prospectus and entitled “Suitability Standards” and “How to Subscribe.” (Applies to California, Idaho, Iowa, Maine, Massachusetts, Michigan, Nebraska, Ohio, Oklahoma, Tennessee and Texas investors.) It is recommended by the office of the Kansas Securities Commissioner and required in Alabama that investors not invest, in the aggregate, more than 10% of their liquid net worth in this investment and other non-traded business development companies. Liquid net worth is defined as that portion of net worth which consists of cash, cash equivalents and readily marketable securities. InvestorCo-Investor Initials Initials Initials Initials Initials Initials Initials Initials If you participate in the Distribution Reinvestment Plan or make subsequent purchases of shares of Corporate Capital Trust, Inc., and you fail to meet the suitability requirements for making an investment or you can no longer make the representations or warranties set forth in this section, you are expected to promptly notify your broker, financial advisor or investor representative in writing of the change and to terminate your participation in the Distribution Reinvestment Plan. Substitute IRS Form W-9 Certification: Under penalties of perjury, I certify that: (1) the number shown on this subscription agreement is my correct taxpayer identification number (or I am waiting for a number to be issued to me) and (2) I am not subject to backup withholding because (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and (3) I am a U.S. citizen or other U.S. person (defined in IRS Form W-9 instructions). CERTIFICATION INSTRUCTIONS YOU MUST CROSS OUT CERTIFICATION (2) IF YOU HAVE BEEN NOTIFIED BY THE IRS THAT YOU ARE CURRENTLY SUBJECT TO BACKUP WITHHOLDING BECAUSE YOU HAVE FAILED TO REPORT ALL INTEREST AND DIVIDENDS ON YOUR TAX RETURN. The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding. By signing below you also acknowledge: You should not expect to be able to sell your Shares regardless of how the Company performs. If you are able to sell your Shares, you will likely receive less than your purchase price and the current NAV per shares. Because you will be unable to sell your Shares, you will be unable to reduce your exposure on any market downturn The Company does not intend to list the Shares on any securities exchange during the offering period or for a significant time thereafter, and it does not expect a secondary market in the Shares to develop. Although the Company has implemented a share repurchase program, only a limited number of Shares will be eligible for repurchase. Any such repurchase will be at a 10% discount to the current offering price in effect on the date the Company initiates each quarterly repurchase offer. The Company may suspend or terminate its share repurchase program at any time. You may not have access to the money you invest for an indefinite period of time until the Company completes a liquidity event. Moreover, there is no assurance that the Company will ever complete a liquidity event. An investment in the Shares is not suitable if you need access to the money you invest. Distributions may be funded from the capital you invest or from borrowings if the Company does not have sufficient earnings. Any invested capital returned to you will be reduced by the Company’s fees and expense, as well as the sales load you paid. The Company’s previous distributions to shareholders were significantly supported by payments from its Advisors in the form of operating expense support payments to the Company that are now subject to repayment. These repayments will be reduced by the current and future distributions to which you would otherwise be entitled by your investment. Each investor must sign. Signature of Investor/Trustee Date Custodian must sign on a custodial account. Signature of Co-Investor/Trustee - OR - Custodian Date Name of Investor/Trustee SSN/TIN Rev 6-12-13 Page 3 of 4

six Financial Advisor or Investor Representative Information & Signature The financial advisor or investor representative (each an “Investor Representative”) signing below hereby warrants that it is duly licensed and may lawfully sell shares in the state designated as the investor’s legal residence or is exempt from such licensing. Name of Participating Broker-Dealer or Financial Institution Name of Financial Advisor(s)/Investor Representative(s) Advisor Number/Team ID Mailing Address City State Zip Code Telephone Fax Email Address The undersigned confirms by its signature that it (i) has reasonable grounds to believe that the information and representations concerning the investor(s) identified herein are true, correct and complete in all respects; (ii) has verified that the form of ownership selected is accurate and, if other than individual ownership, has verified that the individual executing on behalf of the investor(s) is properly authorized and identified; (iii) has discussed such investors’ prospective purchase of shares with such investor(s); (iv) has advised such investor(s) of all pertinent facts with regard to the liquidity and marketability of the shares; (v) has delivered the prospectus and related amendments and supplements, if any, to such investor(s); (vi) no sale of shares shall be completed until at least five business days after the date the investor(s) receives a copy of the prospectus, as amended or supplemented; and (vii) has reasonable grounds to believe that the purchase of shares is a suitable investment for such investor(s), that such investor(s) meets the Suitability Standards applicable to such investor(s) set forth in the prospectus (as amended or supplemented as of the date hereof), and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto. The above-identified entity, acting in its capacity as agent, Financial Advisor or Investor Representative, has performed functions required by federal and state securities laws and, as applicable, FINRA rules and regulations, including, but not limited to Know Your Customer, Suitability and PATRIOT Act (AML, Customer Identification) as required by its relationship with the investor(s) identified on this document. By checking the Net of Commission Purchase, Wrap Fee Agreement or Registered Investment Adviser box in Section One, you affirm that in accordance with the prospectus (i) this investment meets applicable qualifying criteria, and (ii) fees due are reduced or waived as disclosed therein. THIS SUBSCRIPTION AGREEMENT AND ALL RIGHTS HEREUNDER SHALL BE GOVERNED BY, AND INTERPRETED IN ACCOR- DANCE WITH, THE LAWS OF THE STATE OF MARYLAND. I understand this Subscription Agreement is for the offering of Corporate Capital Trust, Inc. Signature of Financial Advisor/Investor Representative Date Signature of Branch Manager Date seven Delivery Instructions (select one) Cash, money orders, starter or counter All items on the Subscription Agreement must be completed in order for a subscription to be processed. Investors should read the checks, third-party checks and travelers prospectus, as amended or supplemented as of the date hereof, in its entirety. Each subscription will be accepted or rejected by checks will NOT be accepted. Corporate Capital Trust, Inc. within 30 days after its receipt. Investors will receive a confirmation of their purchase.If a check received from an investor is returned for insufficient funds or otherwise not honored, Corporate Capital Trust, Inc. or its agent (collectively, “CCT”) may return the check with no attempt to redeposit. In such event, any issuance of the shares or By Wire Transfer UMB Bank, N.A., EA for Corporate Capital Trust ABA Routing #101000695 Account #987 191 7118 By Mail Make check payable to “UMB Bank, N.A., as EA for Corporate Capital Trust, Inc.”, or if purchasing for a qualified plan or brokerage account, the custodian of record.declaration of distributions on shares may be rescinded or redeemed by Corporate Capital Trust, Inc. Corporate Capital Trust, Inc. may reject any subscription, in whole or in part, in its sole discretion.FBO (Investor’s Name). Custodial Accounts Forward subscription agreement to the custodian. Standard Mail: Corporate Capital Trust, Inc. c/o UMB Bank, N.A. DST Systems, Inc Processing Agent PO Box 219005 Kansas City, MO 64121-9005 Overnight Mail: Corporate Capital Trust, Inc. c/o UMB Bank, N.A. DST Systems, Inc Processing Agent 430 W. 7th Street Ste. 219005 Kansas City, MO 64105-1407 To receive your statements, tax forms and/or proxy materials and annual reports electronically, we invite you to visit www.CorporateCapitalTrust.com/gopaperless. Page 4 of 4 • Rev 6-12-13 Name of Investor/Trustee SSN/TIN